Exhibit 99.1



                                                      FOR IMMEDIATE RELEASE
                                                         New York, New York
                                                          December 19, 1996



             SAVOR PICTURES ENTERTAINMENT, INC. -- COMPLETES MERGER


Savoy Pictures Entertainment, Inc. ("Savoy") announced today that it had completed its merger with a wholly-owned subsidiary of Silver King Communications, Inc. ("Silver King") pursuant to an Agreement and Plan of Merger which was approved today at a special meeting of Savoy's stockholders. At the meeting, approximately 89% of Savoy's outstanding shares were voted in favor of the merger. Upon consummation of the merger, each issued and outstanding share of common stock of Savoy was converted into the right to receive 0.14 shares of Silver King common stock. As a result, Savoy has become a wholly-owned indirect subsidiary of Silver King.

For confirmation contact:  Jennifer Goebel, Savoy Pictures Entertainment Inc.,
(212) 247-5810.

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